Exhibit 10.4

VICTORY CAPITAL HOLDINGS, INC.

EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the Victory Capital Holdings, Inc. Equity Incentive Plan (the “Plan”) effective as of the Effective Date. The purposes of the Plan are to advance the interests of the Company and its shareholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other key employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

ARTICLE 2

DEFINITIONS

Section 2.01. As used in this Plan, the following terms have the meanings set forth below:

(a)           “Affiliate” shall have the meaning designated in the Shareholders’ Agreement.

(b)           “Award” means any grant of an Option, Restricted Shares, a Stock Award or other award denominated in Shares, in each case as granted under the Plan. For the avoidance of doubt, the term “Award” shall not refer to vested Shares received upon the exercise of an Option or the vesting of an Award.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee) be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

(d)           “Beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Securities Exchange Act.

(e)           “Beneficiary” or “Beneficiaries” means the person(s) designated by a Participant or his or her Permitted Transferee in writing to the Company to receive payments pursuant to the Plan upon the death of the Participant or his or her Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment is due pursuant to the Plan, payments shall be made to the estate of the Participant or his or her Permitted Transferee. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Committee in accordance with such rules as may be specified by the Committee.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” means the Compensation Committee of the Board, or if no such committee has been designated, the Board.

(i)            “Cause” means, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement:

(i)          the willful or gross neglect by a Participant of his employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Committee;

(ii)          the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant;

(iii)          willful misconduct by a Participant that is injurious to the Company or an Affiliate, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Affiliates, as determined by the Committee;

(iv)          a breach by a Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates; or

(v)          the willful failure of a Participant to follow instructions of the Board or his direct superiors.

(j)            “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement:

(i)          a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company or a Subsidiary under which the Participant is covered, as such plan or policy is then in effect; or

(ii)          if such Participant is not covered under a long-term disability plan or policy provided by the Company or a Subsidiary at such time for whatever reason, then the term “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(k)           “Effective Date” means the closing date of the transactions contemplated in the Purchase Agreement.

(l)           “Eligible Individual” means any officer, director or key employee of, or consultant to, the Company or a Subsidiary.

(m)          “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(n)           “Fair Market Value” shall have the meaning designated in the Shareholders’ Agreement. For grants of Awards made as of the Effective Date, the Fair Market Value of such Awards shall be based on the per Share price used in the transactions contemplated by the Purchase Agreement.

(o)           “Good Reason” means, with respect to any Participant, “Good Reason” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement:

(i)          a material decrease in the Participant’s compensation, excluding (A) any reduction in the Participant’s compensation made for performance reasons or (B) a reduction in compensation that is generally applicable to similarly-situated employees of the Company or its Subsidiaries; and

(ii)          an actual non-temporary relocation of the Participant’s principal office to a location that is more than 50 miles from the location of the Participant’s principal office as of the date of this Agreement.

(p)           “Option” means an option to purchase Shares granted to an Eligible Individual under the Plan.

(q)           “Option Shares” means the Shares acquired by a Participant upon exercise of an Option.

(r)            “Participant” means an Eligible Individual who receives an Award under the Plan.

(s)            “Permitted Transferee” (i) with respect to any Shares underlying an Award held by a Participant, shall have the meaning designated in the Shareholders’ Agreement, and (ii) with respect to any Vested Options held by a Participant, means any Person to whom such Vested Options are transferred by will or the laws of descent and distribution.

(t)            “Performance Goals” means the performance objectives of the Company or an Affiliate which may be used for purposes of determining whether, and to what extent, Awards will vest.

(u)           “Person” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

(v)           “Purchase Agreement” means the agreement dated as of February 19, 2013 between the Company and Seller, pursuant to which the Company has acquired from Seller and its Affiliates on the date hereof all of the issued and outstanding common stock of Victory Capital Management Inc., a New York corporation, and Victory Capital Advisors, Inc., a Delaware corporation.

(w)          “Restricted Shares” means Shares issued or transferred to a Participant subject to forfeiture and other restrictions set forth in Section 7.01.

(x)           “Sale of the Company” shall have the meaning designated in the Shareholders’ Agreement, provided that if an event that constitutes a Sale of the Company would trigger payment under any Award that is subject to Section 409A, such event shall not trigger such payment unless such event also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

(y)           “Section 409A” has the meaning assigned to it in Article 17.

(z)           “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

(aa)         “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

(bb)         “Seller” means KeyCorp, an Ohio Corporation.

(cc)         “Shareholders’ Agreement” means the Shareholders’ Agreement dated as of July 31, 2013 by and among the Company, Crestview Victory, L.P. and certain management shareholders of the Company, as amended from time to time.

(dd)         “Shares” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may thereafter be converted or changed.

(ee)         “Subsidiary” shall have the meaning designated in the Shareholders’ Agreement.

(ff)          “Vested Options” means, as of any date, Options (including any portion of an Option) which by their terms have vested and become exercisable as of such date.

ARTICLE 3

ADMINISTRATION

Section 3.01. Committee. The Plan shall be administered by the Committee.

Section 3.02. Authority of the Committee. Subject to the provisions of the Plan and Annex II of the Shareholders’ Agreement, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a)           to designate Participants;

(b)           to determine the type or types of Awards to be granted and the terms and conditions of such Awards;

(c)           to interpret the Plan;

(d)           to prescribe, amend and rescind any rules and regulations relating to the Plan;

(e)           to cancel and regrant, accelerate vesting or otherwise adjust the Exercise Price of an Option previously granted under the Plan; and

(f)            to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03. Committee Discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04. Committee Delegation. To the extent permitted by applicable law or regulation, the Committee may delegate its authority, or specified items thereof, to one or more designated individuals or other committees of the Board.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

Section 4.01. General Limitation.

(a)           Subject to the provisions of Section 4.02, the maximum number of Shares that may be issued in connection with Awards granted under the Plan shall be 35,171.307 Shares, of which an aggregate of 29,309.423 Shares shall be allocated for issuances of Options and 5,861.884 Shares shall be allocated for issuances of Restricted Shares, in each case in connection with the closing of the transactions contemplated by the Purchase Agreement.

(b)           To the extent any Shares covered by an Option are not issued because the Option is forfeited, canceled, expires without being exercised, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan.

Section 4.02. Adjustments. Awards may be subject to dilution by any additional investments or new grants of equity awards consistent with the treatment for Shares generally. In the event that any corporate transaction or distribution affects the Shares such that the Committee determines an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (iii) the Exercise Price of any Option or the terms and conditions of any Award.

Section 4.03. Amendment to Awards. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively.

Section 4.04. Sale of the Company. In the event of a Sale of the Company, except as otherwise provided in an Award Agreement, the Committee shall determine in its sole discretion whether and to what extent vesting of Awards may be accelerated and/or whether and to what extent Awards may be settled in Shares or cash.

Section 4.05 Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and thereby become Participants in the Plan. Awards may be granted on conditions specified by the Committee.

ARTICLE 6

OPTIONS

Section 6.01. Options. Any Option granted under the Plan shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions.

Section 6.02. Exercise Price. The Exercise Price of each Option shall be established by the Committee at the time the Option is granted. Unless otherwise determined by the Committee and specified in the Award Agreement, the Exercise Price shall be the Fair Market Value of a

Share on the date of grant of the Option (which shall not be less than the “fair market value” of a Share within the meaning of Section 409A).

Section 6.03. Vesting and Exercise. An Option shall vest and become exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement.

Section 6.04. Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company. Such payment may be made, as determined by the Committee in its discretion, (i) in cash, (ii) in Shares owned by the Participant or in Shares which may be received by the Participant upon exercise of the Option (in each case, the value of such Shares shall be their Fair Market Value on the date of exercise), (iii) in other property acceptable to the Committee or (iv) by any combination thereof.

Section 6.05. Expiration and Termination. An Option and all rights and obligations thereunder shall expire on the date set forth in the Award Agreement, which shall be not later than ten years from the date of grant of such Option.

Section 6.06. Settlement of Award. Shares delivered pursuant to the exercise of an Option shall be subject to such conditions (other than vesting conditions), restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement, in addition to the conditions set forth herein.

ARTICLE 7

OTHER AWARDS

Section 7.01.    Restricted Shares. The Committee is authorized to grant Restricted Shares to any Participant. The number and terms and conditions of Restricted Shares shall be determined by the Committee. The Committee shall specify in the applicable Award Agreement the date or dates on which the Restricted Shares shall become fully vested and nonforfeitable and may specify such conditions to vesting as it deems appropriate, including performance criteria or service to the Company or any of its Affiliates, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

(a)           Except as otherwise provided in an Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares. The Award Agreement for the Restricted Shares shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred cash or Share dividends on the Restricted Shares, including whether any such dividends will be held subject to the vesting of the underlying Restricted Shares or held subject to meeting Performance Goals.

(b)           Awards of Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Shares shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Shares, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Section 7.02.    Other Awards. The Committee may issue unrestricted Shares, or other Awards denominated in Shares (valued at Fair Market Value as of the date of payment), under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions, including vesting schedules or other criteria, as the Committee shall from time to time in its sole discretion determine. Unless otherwise provided by the Committee, a Participant who receives an Award, other than an award of Restricted Shares, shall have no rights as a Company shareholder with respect to such Award until the Award has vested and the Shares covered by such Award have been issued to such Participant.

ARTICLE 8

TAX WITHHOLDING

The Committee may condition the delivery of Shares or other benefits upon satisfaction of all applicable withholding requirements. The Committee, in its sole discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (i) cash payment by the Participant, (ii) payroll withholding of the Participant’s salary, wages or other compensation, (iii) surrender of Shares which the Participant already owns (either by actual surrender or attestation) or (iv) surrender of Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

ARTICLE 9

TRANSFERABILITY

Section 9.01. Transferability of Awards. Except as otherwise expressly provided in an Award Agreement, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to a Permitted Transferee.

Section 9.02. Transferability of Shares. Except as otherwise expressly provided in an Award Agreement or the Shareholders’ Agreement, Shares underlying Awards may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered, whether voluntarily, involuntarily or by operation of law.

Section 9.03. Shareholders’ Agreement. Unless otherwise determined by the Committee in its sole discretion, each Participant who is granted an Award shall, as a condition to the issuance of Shares on settlement or exercise of such Award, execute an agreement pursuant to which such Participant shall become a party to the Shareholders’ Agreement. Each Permitted Transferee shall, as a condition to the transfer of an Award or Shares underlying an Award to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Award Agreement applicable to the transferor and, upon the issuance of Shares on settlement or exercise of such Award, shall become a party to the Shareholders’ Agreement, including the applicable call rights and drag rights of the Company.

ARTICLE 10

LIMITATION ON IMPLIED RIGHTS

Section 10.01. Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any Person.

Section 10.02. Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 10.03. No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any Affiliate or the Committee, except as expressly provided herein. In particular, unless otherwise expressly provided for in the Award Agreement, no third-party beneficiary rights shall be created under the Plan.

Section 10.04. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Section 10.05. Rights as a Shareholder. No Participant or holder of any Award shall have any rights as a shareholder with respect to any Shares to be issued with respect to an Award under the Plan until such Award has vested and settled in Shares, or, in the case of an Option, the Participant has exercised the Option in accordance with the terms of the Plan and become the holder of such Shares in accordance with the terms of the Plan.

ARTICLE 11

GOVERNMENT AND STOCK EXCHANGE REGULATIONS

Section 11.01. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Securities Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Section 11.02. Upon the issuance of Shares in connection with the settlement or exercise of an Award at a time when there is not in effect a registration statement under the Securities Act relating to such Shares and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, or if the rules or interpretations of the Securities and Exchange Commission so require, such Shares may be issued only if the Company and the holder of such Shares are in compliance with all securities law requirements for an exemption from registration.

Section 11.03. The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Shares may not be made.

ARTICLE 12

AMENDMENTS, SUSPENSIONS OR TERMINATION OF PLAN

Section 12.01. Amendment and Termination of the Plan. The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the approval of holders of a majority of the voting power represented by the securities of the Company entitled to vote, increase the maximum number of Shares for which Awards may be granted under the Plan (in the aggregate or to any single individual), except as specified in Section 4.02, or change the class of employees eligible to participate in the Plan.

Section 12.02. Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

ARTICLE 13

TERMINATION

The Plan shall continue in effect until July 31, 2023 unless earlier terminated by the Board pursuant to Article 12.

ARTICLE 14

GOVERNING LAW

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

ARTICLE 15

ARBITRATION OF DISPUTES

To the fullest extent permitted by law, the parties hereto agree that any claim, dispute or controversy based on any matter arising out of or in connection with this Agreement or the other agreements or transactions contemplated hereby shall be submitted to and resolved exclusively by arbitration conducted in accordance with Section 6.04(b) of the Shareholders’ Agreement.

ARTICLE 16

RESTRICTIVE COVENANTS

Each Award granted under this Plan may be subject to restrictive covenants provisions, as specified in the applicable Award Agreement.

ARTICLE 17

SECTION 409A OF THE CODE

The Plan is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”), the provisions of the Plan shall be interpreted in a manner that satisfies such requirements, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. If an operational failure occurs with respect to the requirements of Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other Person to the Company.

Notwithstanding any provision of the Plan or any Award Agreement, to the extent applicable, if at the time of termination of a Participant’s employment or service with the Company he or she is a “specified employee” (as defined in Section 409A) and any payments upon such termination under the Plan or such Award Agreement are treated as deferred compensation subject to Section 409A, he or she will not be entitled to such payments until the earlier of (i) the date that is six months after such termination or (ii) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A.